AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
2012 Omnibus Incentive Plan

Form of
Performance Share Award Agreement: EBITDA

You have been selected to receive a grant of Performance Shares pursuant to the American Axle & Manufacturing Holdings, Inc. 2012 Omnibus Incentive Plan (the “Plan”) as specified below:

Participant:
Grant Date:
Number of Performance Shares (Target Award Opportunity):
Performance Period:
Final Acceptance Date:

THIS AWARD AGREEMENT (the “Agreement”), is made effective as of the Grant Date, as specified above, between American Axle & Manufacturing Holdings, Inc., a Delaware corporation (the “Company”), and the Participant.

RECITALS:

A. The Company has adopted the American Axle & Manufacturing Holdings, Inc. 2012 Omnibus Incentive Plan (the “Plan”). The Plan is incorporated in and made a part of this Agreement. Capitalized terms that are not defined in this Agreement have the same meanings as in the Plan;

B. The Compensation Committee of the Board of Directors (the “Committee”) determined that it is in the best interests of the Company and its shareholders to grant an Award to the Participant, pursuant to the terms of this Agreement and the Plan; and

C. The Participant shall have no rights with respect to this Award unless he or she shall have accepted this Award prior to the close of business on the Final Acceptance Date specified above by signing and delivering to the Company a copy of this Agreement. The Final Acceptance Date may be modified, in the sole discretion of the Company, upon written request of the Participant.

The parties agree as follows:

1. Grant of the Award and Performance Period. The Company grants to the Participant, on the terms and conditions of this Agreement, a Performance Share award (the “Award”) with a target opportunity as specified above (the “Target Award Opportunity”), with each Performance Share corresponding to one Share (subject to adjustment pursuant to the Plan) for the Performance Period specified above.

2. Performance Measure and Performance Goals. The performance measure under this Award shall be the Company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”). The performance goals under this Award shall be based on the three-year cumulative EBITDA as a percentage of net sales of the Company over the Performance Period.

3. Payout Matrix. The Participant shall earn the percentage of the Target Award Opportunity that corresponds to the achieved performance goal for the Performance Period as set forth below:

Achieved Performance Goal	3-Year Cumulative EBITDA	% of Target Award Opportunity Earned
No Payout	<[ ]%	0%
Threshold	[ ]%	[ ]%
Target	[ ]%	[ ]%
Maximum	[ ]% or higher	[ ]% (capped)

    Linear interpolation shall be used to determine the percent of Target Award Opportunity earned above the Threshold or below the Maximum, in the event that the Company’s three-year cumulative EBITDA falls between the percentages listed in the chart above.

4. Determination of the Award. Subject to the Plan and this Agreement, the number of Performance Shares earned by the Participant for the Performance Period shall equal the product of (a) and (b) where (a) is equal to the Participant’s Target Award Opportunity and (b) is equal to the percent of Target Award Opportunity earned as determined in Section 3 above. Performance below Threshold shall result in no payout to the Participant, and performance above Maximum shall result in a payout capped at the Maximum [ ] percent. The Committee shall have the sole authority to calculate the Participant’s earned Award.

5. Form and Timing of Award. Subject to the approval of the Committee, payment of the Participant’s earned Award, if any, shall be made in the following manner:

(a) Timing: Each Performance Share earned by the Participant pursuant to Section 4 shall be settled by payment of one Share. The Participant shall receive payment of his or her earned Performance Shares no later than the fifteenth (15th) day of the third month following the end of the Performance Period (“Payment Date”), provided that the Participant has been continuously employed by the Company through the end of the Performance Period, until and including the Payment Date.

(b) Impact of Employment Termination: If the Participant’s employment is terminated during the Performance Period due to death, Disability, or Retirement, or by the Company other than for Cause, then the Participant shall be entitled to be paid a pro rata Award, as determined under this subparagraph (b). The pro rata Award shall equal the product of (x) and (y) where (x) is the Award the Participant would have earned based on Target performance and (y) is a fraction, the numerator of which is the number of calendar months that the Participant was employed by the Company during the Performance Period (with any partial month counting as a full month for this purpose) and the denominator of which is the number of months in the Performance Period. Any payments shall be made as soon as is practical following such payment determination but no later than the fifteenth (15th) day of the third month following the end of the quarterly reporting period that includes the date of termination of the Participant’s employment.

(c) Impact of a Change in Control: In the event of a Change in Control of the Company, the Participant shall be entitled to be paid a pro rata Award, as determined under this subparagraph (c). The pro rata Award shall equal the product of (x) and (y) where (x) is the Award the Participant would have earned based on Target performance and (y) is a fraction, the numerator of which is the number of calendar months that the Participant was employed by the Company during the Performance Period

(with any partial month counting as a full month for this purpose) and the denominator of which is the number of months in the Performance Period. Any payments shall be made as soon as is practical following such payment determination but no later than the fifteenth (15th) day of the third month following the end of the quarterly reporting period that includes the date of the occurrence of a Change in Control.

(d) Forfeiture. Except as otherwise expressly stated in Sections 5(b) and 5(c), if the Participant’s employment with the Company terminates for any reason prior to the end of the Performance Period, then the Participant shall not be entitled to the payment of any Award hereunder.

(e) Definitions

(1) “Change in Control:” For purposes of this Agreement, the term “Change in Control” shall be deemed to have occurred when:

(a) Any “person” as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as used in Section 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act (but excluding the Company and any subsidiary and any employee benefit plan sponsored or maintained by the Company or any subsidiary (including any trustee of such plan acting as trustee)), directly or indirectly, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), of securities of the Company representing 30 percent or more of the combined voting power of the Company’s then outstanding securities; or

(b) The consummation of any merger or other business combination involving the Company, a sale of more than 50 percent of the Company’s assets, liquidation or dissolution of the Company or a combination of the foregoing transactions (the “Transactions”) other than a Transaction immediately following which the shareholders of the Company immediately prior to the Transaction own, in the same proportion, more than 50 percent of the voting power, directly or indirectly, of (A) the surviving corporation in any such merger or other business combination; (B) the purchaser of or successor to the Company’s assets; (C) both the surviving corporation and the purchaser in the event of any combination of Transactions; or (D) the parent company owning 100 percent of such surviving corporation, purchaser or both the surviving corporation and the purchaser, as the case may be; or

(c) Within any 12 month period, the persons who were directors immediately before the beginning of such period (the “Incumbent Directors”) shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of a successor to the Company. For this purpose, any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two thirds of the directors who then qualified as Incumbent Directors (so long as such director was not nominated by a person who commenced or threatened to commence an election contest or proxy solicitation by or on behalf of a person (other than the Board) or who has entered into an agreement to effect a Change in Control or expressed an intention to cause such a Change in Control).

Notwithstanding the foregoing, to the extent that any Award constitutes a deferral of compensation subject to Section 409A (as defined in Section 17 below), and if that Award provides for a change in the time or form of payment upon a Change in Control, then no Change in Control shall be deemed to have occurred upon an event described in subsections (a), (b) and (c) above, unless such event shall constitute a “change in ownership” or “change in effective control” of, or a change in the ownership of a substantial portion of the assets of, the Company under Section 409A.

(2) “Disability:” For purposes of this Agreement, “Disability” shall be defined in the same manner as such term or a similar term is defined in the Company’s long-term disability plan applicable to the Participant; provided, however, that if the Participant is not covered under a long-term disability plan maintained by the Company, “Disability” shall mean either of the following:

(a) Inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or

(b) By reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering Employees of the Company.

(3) “Cause:” For purposes of this Agreement, "Cause" means (i) neglect of or willful and continuing refusal of the Participant to perform his or her duties with the Company (other than due to Disability), (ii) a breach of any non-competition or "no raid" covenants to which the Participant is subject, (iii) engaging in conduct which is demonstrably injurious to the Company, the Company's subsidiaries or affiliates (including, without limitation, a breach of any confidentiality covenant to which the Participant is subject), or (iv) a conviction or plea of guilty or nolo contendere to a felony or a misdemeanor involving moral turpitude, dishonesty or theft, in each case as determined in the sole discretion of the Company. If an employment agreement between the Company and the Participant is in effect on the Grant Date, "Cause" has the meaning, if any, defined in the employment agreement.

(4) “Retirement:” For purposes of this Agreement, “Retirement” means the Participant’s voluntary resignation at any time (i) after attaining age 65, or (ii) after attaining age 55 but prior to age 65 with ten or more years of continuous service with the Company.

6. Share Delivery. Delivery of any Shares in connection with settlement of the Award will be by book-entry credit to an account in the Participant’s name established by the Company with its transfer agent.

7. Recapitalization. In the event of any change in the capitalization of the Company such as a stock split or a corporate transaction such as any merger, consolidation, separation, or otherwise, the number of Performance Shares subject to this Agreement shall be equitably adjusted by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.

8. Beneficiary Designation. The Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Agreement is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the Participant, shall be in a form prescribed by the Company, and will be effective only when delivered by the Participant in writing to the Corporate Human Resources Department of the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

9. Shareholder Rights. Prior to the Payment Date, the Participant shall not have any rights as a shareholder of the Company in connection with this Award, unless and until the Shares are distributed to Participant. Following delivery of the Shares upon the Payment Date, the Participant shall have all rights as a shareholder with respect to such Shares.

10. No Right to Continued Employment or Further Awards.

(a) Neither the Plan nor this Agreement shall (i) alter the Participant’s status as an “at-will” Employee of the Company and its subsidiaries, (ii) be construed as giving the Participant any right to continue in the employ of the Company and its subsidiaries or (iii) be construed as giving the Participant any right to be reemployed by the Company and its subsidiaries following any termination of employment. The termination of employment provisions in this Agreement only apply to the treatment of the Award as specified herein and shall not otherwise affect the Participant’s employment relationship.

(b) The Company has granted the Award to the Participant in its sole discretion. Neither this Agreement nor the Plan confers on the Participant any right or entitlement to receive another Award, or any other similar award at any time in the future or in respect of any future period. The Award does not confer on the Participant any right or entitlement to receive compensation in any specific amount for any future fiscal year, and does not diminish in any way the Company's discretion to determine the amount, if any, of the Participant's compensation.

11. Transferability.

(a) The Award shall not be transferable other than by will, the laws of descent and distribution, pursuant to a domestic relations order entered by a court of competent jurisdiction or to a Permitted Transferee for no consideration pursuant to the Plan. Any Award transferred to a Permitted Transferee shall be further transferable only by will, the laws of descent and distribution, pursuant to a domestic relations order entered by a court of competent jurisdiction, for no consideration, to another Permitted Transferee of the Participant. The Shares delivered to the Participant on the Payment Date shall not be subject to transfer restrictions and shall be fully paid, non-assessable and registered in the Participant’s name.

(b) Except as set forth in the Plan, a Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by the Participant, or in the event of the Participant’s legal incapacity, the Participant’s legal guardian or representative.

12. Withholding.

(a) Except as provided in the following sentence, the Company will withhold Shares from the earned Award to satisfy tax withholding obligations with respect to the Performance Shares by deducting a portion of the Shares having a Fair Market Value (measured as of the Payment Date) sufficient to cover the amount of the total required minimum statutory tax withholding obligation from the total Shares earned from the Award. However, in no event shall the Fair Market Value of Shares withheld exceed the minimum statutory tax withholding obligation. The Participant may elect to satisfy such withholding obligation with respect to the Performance Shares by remitting in advance of the Payment Date an amount sufficient to satisfy such tax withholding obligations.

(b) Regardless of any action by the Company with respect to any or all tax withholding (including social insurance contribution obligations, if any), the Participant acknowledges responsibility for payment of all such taxes. The Company makes no representations regarding the treatment of any tax withholding in connection with the Award. The Company makes no commitment to structure the terms of the Award to reduce or eliminate the Participant’s liability for such tax.

13. Securities Laws.  This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required, or the Committee determines are advisable. The Participant agrees to take all steps the Company determines are necessary to comply with all applicable provisions of federal and state securities law in exercising Participant’s rights under this Agreement. The Committee may impose such restrictions on any Shares acquired by a Participant pursuant to the Award as it may deem necessary or advisable, under applicable federal securities laws, the requirements of any stock exchange or market upon which such Shares are then listed or traded or any blue sky or state securities laws applicable to such Shares. In addition, the Shares shall be subject to any trading restrictions, stock holding requirements or other policies in effect from time to time as determined by the Committee.

14. Notices. Notice under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive offices of the Company and to the Participant at the address appearing in the records of the Company for the Participant, or to either party at another address that the party designates in writing to the other. Notice shall be effective upon receipt.

15. Governing Law. The interpretation, performance and enforcement of the Award and this Agreement shall be governed by the laws of the State of Delaware without regard to principles of conflicts of law. To the extent any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall remain in full force and effect.

16. Award Subject to Plan.

(a) The Award is granted subject to the Plan and to such rules and regulations the Committee may adopt for administration of the Plan. The Committee is authorized to administer, construe, and make all determinations necessary or appropriate to administer the Plan and this Agreement, all of which shall be binding upon the Participant.

(b) To the extent of any inconsistencies between the Plan and this Agreement, the Plan shall govern. This Agreement and the Plan constitute the entire agreement between the parties regarding the subject matter hereof. They supersede all other agreements, representations or understandings (whether oral or written, express or implied) that relate to the subject matter hereof.

(c) The Committee may terminate, amend, or modify or suspend the Plan and amend or modify this Agreement; provided, however, that no termination, amendment, modification or suspension shall materially and adversely affect the Participant’s rights under this Agreement, without the Participant’s written consent.

17. Section 409A.

(a) The Award is not intended to provide for a “deferral of compensation” within the meaning of Section 409A of the U.S. Internal Revenue Code and the final rules promulgated thereunder (“Section 409A”) and shall be interpreted and construed in a manner consistent with that intent. If any provision of this Agreement or the Plan causes the Award to be subject to the requirements of Section 409A, or could otherwise cause the Participant to recognize income or be subject to the interest and penalties under Section 409A, then the provision shall have no effect or, to the extent practicable, the Committee may, in its sole discretion and without the Participant’s consent, modify the provision to (i) comply with, or avoid being subject to Section 409A, or to avoid the incurrence of any taxes, interest and penalties under Section 409A, and/or (ii) maintain, to the maximum extent practicable, the original intent and economic benefit to the Participant of the applicable provision without materially increasing the cost to the Company or contravening the provisions of Section 409A. This Section 17 does not create an obligation of the Company to modify the Plan or this Agreement and does not guarantee that the Award will not be subject to taxes, interest and penalties under Section 409A.

(b) If a Participant is a “specified employee” as defined under Section 409A and the Participant’s Award is to be settled on account of the Participant’s separation from service (for reasons other than death) and such Award constitutes “deferred compensation” as defined under Section 409A, then any portion of the Participant’s Award that would otherwise be settled during the six-month period commencing on the Participant’s separation from service shall be settled as soon as practicable following the conclusion of the six-month period (or following the Participant’s death if it occurs during such six-month period).

18. Recoupment. The Participant’s earned Award shall be subject to any clawback, recoupment or similar policy as permitted or mandated by applicable law, rules, regulations or any Company policy as enacted, adopted or modified from time to time.

19. Personal Data Privacy. The Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data by and among, as applicable, the Company and its subsidiaries for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that the Company may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social security number (or any other social or national identification number), salary, nationality, job title and Target Award Opportunity for the purpose of implementing, administering and managing the Participant’s Award (the “Data”). The Participant understands that the Data may be transferred to the Company or to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country or elsewhere, and that any recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant’s participation in the Plan. Furthermore, the Participant acknowledges and understands that the transfer of the Data to the Company or to any third parties is necessary for the Participant’s participation in the Plan. The Participant may view the Data, request information about the storage and processing of Data, request any corrections to Data, or withdraw the consents herein (in any case, without cost to the Participant) by contacting Corporate Human Resources in writing. The withdrawal of any consent by the Participant may affect the Participant’s participation in the Plan. The Participant may contact Corporate Human Resources for further information about the consequences of any withdrawal of consents herein.

20. Headings. The headings of sections and subsections are included solely for convenience of reference and shall not affect the meaning of the provisions of this Agreement.

21. Successor. All obligations of the Company under the Plan and this Agreement, with respect to the Award, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

22. Signature in Counterparts. This Agreement may be signed in counterparts. Each counterpart shall be an original, with the same effect as if the signatures were on the same instrument.

23. Enforceability. To the extent any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.
AMERICAN AXLE & MANUFACTURING
HOLDINGS, INC.

By:	__________________________________ Authorized Officer
Agreed and acknowledged
as of the Date of Grant: